UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 4, 2008

Las Vegas Gaming, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30375	88-0392994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4000 W. Ali Baba Lane Suite D, Las Vegas, Nevada		89118
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	702-871-7111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 4, 2008, management and the Audit Committee of the Board of Directors of Las Vegas Gaming, Inc. (the “Company”) determined, in consultation with the Company’s full Board of Directors, that the following financial statements of the Company contain material errors and, therefore, should no longer be relied upon:

(1)           the Company’s audited consolidated financial statements in the Annual Reports on Forms 10-KSB for the years ended December 31, 2005 and 2006; and

(2)           the Company’s unaudited consolidated financial statements in the Quarterly Reports on Forms 10-QSB for the periods ended September 30, 2005; March 31, June 30 and September 30, 2006; and March 31, June 30 and September 30, 2007.

Management has determined that the Company incorrectly recorded warrants granted to CAMOFI Master LDC (“CAMOFI”) with an associated registration rights agreement as paid-in capital which should have been recorded as a derivative liability in accordance with paragraphs 14-18 of EITF 00-19.  In addition, the Company incorrectly calculated the beneficial conversion feature of the convertible debt held by CAMOFI, which resulted in errors in the Company’s financial statements for the foregoing periods.  Management has not yet completed its determination of the effect of these errors on the Company’s financial statements but believes it was material.

Management has also discovered errors related to the valuation of its stock based compensation, where, since January 2006, the Company has been incorrectly calculating its stock based compensation by valuing its Common Stock Series A at the same price as its Series E Convertible Preferred Stock and by using a 1% volatility assumption rather than using a 30% volatility assumption for the valuation of stock options, warrants and stock bonuses that were issued.  All Common Stock Series A transactions in 2006 and 2007 should have been valued at $2 per share based upon the last sales of Common Stock Series A by the Company in November 2005 instead of $5 per share which was the price of the Series E Convertible Preferred Stock.  The Company has been unable to raise additional capital under Common Stock Series A at any price higher than $2 per share, and any trading in Common Stock Series A in 2006 and 2007 has predominately occurred at $2 per share.  Management also determined that it incorrectly accounted for a debt modification under EITF 96-19 in connection with the September 28, 2007 refinancing of the Company’s senior secured convertible note in favor of CAMOFI, where the balance of the note was increased by $250,000.  The Company expensed the $250,000 additional balance of the note as the loss on a debt extinguishment.  However, management has since determined that it should have accounted for the $250,000 as the cost of a debt modification and included it with interest expense.

The Company’s Chief Financial Officer and Audit Committee have discussed these matters with Piercy, Bowler, Taylor & Kern, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAS VEGAS GAMING, INC.

Date: February 8, 2008	By:	/s/ Bruce A. Shepard
Bruce A. Shepard Chief Financial Officer